Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of August 23, 2021 by and among Suja Life Holdings, L.P., a Delaware limited partnership (the "Partnership"), PSP Suja Life Holdings, L.P. and any other PSP Fund or PSP investor that at any time executes a counterpart to the LP Agreement (as defined below) ("PSP") and each of the Persons from time to time listed on the Schedule of Other Investors attached hereto (each such Person listed on the Schedule of Other Investors, an "Other Investor" and, collectively, the "Other Investors"). Unless otherwise provided in this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the date hereof (as amended, restated, or modified from time to time in accordance with its terms, the "LP Agreement").

WHEREAS, the Partnership and PSP are parties to an Investor Purchase Agreement, dated as of the date hereof (as amended or modified from time to time in accordance with its terms, the "Investor Purchase Agreement"), and in order to induce PSP to enter into the Investor Purchase Agreement, the Partnership has agreed to provide the rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.       Demand Registrations.

(a)     Requests for Registration. This Section 1 describes the circumstances under which certain holders of Investor Registrable Securities may request registration under the Securities Act of all or any portion of the Investor Registrable Securities on Form S-1 or any similar long-form registration (a "Long-Form Registration"), or, if available, on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (a "Short-Form Registration"), if available, by delivering a written request to the Partnership for the registration of such Investor Registrable Securities. Any registration requested pursuant to this Section 1 is referred to herein as a "Demand Registration." Each request for a Demand Registration shall specify the approximate number of Investor Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within 10 days after receipt of any such request, the Partnership shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(e) below, shall include in such registration all Registrable Securities with respect to which the Partnership has received written requests for inclusion therein within seven days after the receipt of the Partnership's notice of such requested registration to such other holders of Registrable Securities. Subject to this Section 1 and Section 3, after delivery of such request for a Demand Registration, the Partnership shall (i) file promptly (and, in any event, within (x) 90 days in the case of a request for a Long-Form Registration or (y) 30 days in the case of a request for a Short-Form Registration, in each case, following delivery of such request for a Demand Registration to the Partnership) with the Securities and Exchange Commission a Registration Statement relating to such Demand Registration (a "Demand Registration Statement") and (ii) use its best efforts to cause such Demand Registration Statement to promptly become effective under the Securities Act.

(b)    Long-Form Registrations. Subject to Section 1(i), at any time and from time to time so long as PSP holds any Investor Registrable Securities, PSP shall be entitled to request an unlimited number of Long-Form Registrations (including with respect to an IPO), in which the Partnership shall pay all Registration Expenses, whether or not any such registration is consummated. If PSP initiates a Partnership-Paid Demand Registration, the other holders of Registrable Securities shall be entitled to participation in such registration in accordance with Section 2.

(c)     Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), subject to Section 1(i) and so long as PSP holds any Investor Registrable Securities, PSP shall be entitled to request an unlimited number of Short-Form Registrations in which the Partnership shall pay all Registration Expenses, whether or not any such registration is consummated. The other holders of Registrable Securities shall be entitled to participation in such registration in accordance with Section 2. Demand Registrations shall be Short-Form Registrations whenever the Partnership is permitted to use any applicable short form registration. After the Partnership has become subject to the reporting requirements of the Securities Exchange Act, the Partnership shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

(d)     Shelf Registrations.

(i)      If the Partnership, pursuant to the request of PSP, is qualified to and has filed with the Securities and Exchange Commission a Shelf Registration Statement, then, subject to the Securities Act and applicable rules and regulations thereunder, the Partnership shall use best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Partnership shall cause such Shelf Registration Statement to remain effective for a period ending on the earlier of (A) the date on which all Registrable Securities included in such registration have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act, and (B) the date as of which the holder(s) of the Registrable Securities included in such Shelf Registration Statement (assuming such holder(s) are Affiliates of the Partnership) are able to sell all of the Registrable Securities included in such registration within a 90-day period in compliance with Rule 144 under the Securities Act.

(ii)     For so long as a Shelf Registration Statement is and remains effective, PSP shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such Shelf Registration Statement ("Shelf Registrable Securities"). If PSP desires to sell Shelf Registrable Securities pursuant to an underwritten offering, PSP shall deliver to the Partnership a written notice (a "Shelf Offering Notice") specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such underwritten offering (the "Shelf Offering"). As promptly as practicable, but in no event later than two business days after receipt of a Shelf Offering Notice, the Partnership will give written notice of such Shelf Offering Notice to all other holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering. The Partnership, subject to Section 1(e) and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Partnership has received written requests for inclusion (which request will specify the maximum number of Shelf Registrable Securities intended to be disposed of by such holder if Registrable Securities) within three business days after the receipt of the Shelf Offering Notice. The Partnership will, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Notice), but subject to Section 1(i)1(h), use its best efforts to facilitate such Shelf Offering.

(iii)    If PSP wishes to engage in an underwritten block trade or bought deal off of a Shelf Registration Statement (either through filing an automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an "Underwritten Block Trade"), then notwithstanding the time periods set forth in Section 1(d)(ii), PSP will notify the Partnership of the Underwritten Block Trade not less than three (3) business days prior to the day such offering is first anticipated to commence. The Partnership will promptly (and in any event within one business day) notify the Other Investors who hold Registrable Securities of such Underwritten Block Trade and such notified Other Investors (each, a "Potential Participant") may elect to participate no later than the next business day (i.e., one business day prior to the day such offering is to commence) (unless a longer period is agreed to by PSP), and the Partnership will as expeditiously as possible use its best efforts to facilitate such Underwritten Block Trade (which may close as early as two business days after the date it commences); provided that PSP shall use commercially reasonable efforts to work with the Partnership and counsel to the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade; provided further that, notwithstanding the provisions of Section 1(d)(i) and any other provision of this Agreement, no holder of Registrable Securities (other than holders of Investor Registrable Securities) will be permitted to participate in an Underwritten Block Trade without the consent of PSP. Any Potential Participant's request to participate in an Underwritten Block Trade shall be binding on the Potential Participant.

(iv)    All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(d) shall be determined by PSP, and the Partnership shall use its best efforts to cause any Shelf Offering to occur as promptly as practicable.

(v)    The Partnership will, at the request of PSP, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by PSP to effect such Shelf Offering.

(e)     Priority on Demand Registrations. The Partnership shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities (which must include PSP) included in such registration. If a Demand Registration is an underwritten offering and the managing underwriter(s) advises the Partnership in writing that, in its opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities (which must include PSP) to be included in such registration without adversely affecting the marketability of the offering, the Partnership shall include securities in such registration in the following order of priority: (i) first, the number of Investor Registrable Securities requested to be included which in the opinion of such managing underwriter(s) can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder; (ii) second, Individual Unitholder Registrable Securities and other securities with respect to which the Partnership has granted registration rights in accordance with Section 1(g) hereof requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of such securities owned by each such holder; provided, that the Individual Unitholder Registrable Securities to be included pursuant to this clause (ii) shall not be entitled to participate in any such registration to the extent that the managing underwriter(s) shall determine in good faith, that the participation of the Individual Unitholders would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Partnership shall include in such registration that number of shares of Individual Unitholder Registrable Securities covered in this clause (ii) which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration; and (iii) third, if and only if all of the Registrable Securities referred to in clauses (i) and (ii) have been included, the number of any other securities (excluding, for the avoidance of doubt, any primary securities to be registered by the Partnership) eligible for inclusion that, in the opinion of the managing underwriter(s), can be sold without having such adverse effect in such registration or offering. Except as otherwise approved by the Board and the holders of a majority of the Registrable Securities included in such registration, any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Partnership's expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

(f)     Selection of Underwriters. The PSP Required Interest shall have the right to select the investment banker(s), manager(s) and legal counsel to administer any underwritten offering under this Section 1, including any Shelf Offering.

(g)     Other Registration Rights. Except as provided in this Agreement, the Partnership shall not grant any Person the right to request the Partnership to register any equity securities of the Partnership, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities (which must include PSP).

(h)    Obligations of Holders of Registrable Securities. Subject to the Partnership's obligations under Section 4(e), each holder of Registrable Securities shall cease using any Prospectus after receipt of written notice from the Partnership indicating that such Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or is otherwise not legally available to support sales of Registrable Securities.

(i)      Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement or Shelf Registration Statement at any time would, in the Board's good faith judgment after consultation with outside counsel, require the Partnership to make an Adverse Disclosure or otherwise materially interfere with a significant acquisition or other similar transaction involving the Partnership, the Partnership may, upon giving prompt written notice to the holders of Registrable Securities, delay the filing or initial effectiveness of, or suspend use of, such Demand Registration Statement or Shelf Registration Statement (a "Suspension"); provided, that the Partnership shall not be permitted to exercise a Suspension (x) that exceeds 90 days on any one occasion or (y) for more than 120 days in the aggregate in any 12-month period. In the case of a Suspension, the holders of Registrable Securities agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Partnership shall immediately notify the holders of Registrable Securities upon the termination of any Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the holders of Registrable Securities such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the holders of Registrable Securities may reasonably request. The Partnership shall, if necessary, supplement or make amendments to the Demand Registration Statement or Shelf Registration Statement, if required by the registration form used by the Partnership for the Demand Registration or Shelf Registration, as applicable, or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the holders of a majority of the Investor Registrable Securities (which must include PSP).

2.       Piggyback Registrations.

(a)     Right to Piggyback. If the Partnership, at any time after its IPO, proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any securityholder who holds its securities other than (i) a registration on Form S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, directors officers, members, managers, advisors or consultants of the Partnership pursuant to any employee stock plan or other employee benefit plan arrangement or (iii) a registration of non-convertible debt securities (a "Piggyback Registration") and the registration form to be used may be used for the registration of Registrable Securities then, as expeditiously as possible (but in no event less than 10 days following the date of filing such Registration Statement), the Partnership shall give written notice (the "Registration Notice") of such proposed filing to all holders of Registrable Securities, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing. Subject to Sections 2(c) and 2(d), the Partnership shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within seven days after the Registration Notice is given to such holders.

(b)     Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Partnership in all Piggyback Registrations.

(c)     Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Partnership, and the managing underwriter(s) advises the Partnership in writing that in its opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Board, the Partnership, after including all of the primary securities the Partnership desires to include, shall include securities in such registration in the following order of priority: (i) first, the securities the Partnership proposes to sell which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, (ii) second, the number of Investor Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder; (iii) third, Individual Unitholder Registrable Securities and other securities with respect to which the Partnership has granted registration rights in accordance with Section 1(g) hereof requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of such securities owned by each such holder; provided, that the Individual Unitholder Registrable Securities to be included pursuant to this clause (iii) shall not be entitled to participate in any such registration to the extent that the managing underwriter(s) shall determine in good faith, that the participation of the Individual Unitholders would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Partnership shall include in such registration that number of shares of Individual Unitholder Registrable Securities covered in this clause (ii) which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration; and (iv) fourth, if and only if all of the Registrable Securities referred to in clauses (i), (ii) and (iii) have been included, the number of any other securities (excluding, for the avoidance of doubt, any primary securities to be registered to the Partnership) eligible for inclusion that, in the opinion of the managing underwriter(s), can be sold without having such adverse effect in such registration or offering.

(d)     Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Partnership's securities, and the managing underwriter(s) advises the Partnership in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, the Partnership shall include securities in such registration in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration and the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and such Investor Registrable Securities on the basis of the number of shares owned by each such holder; (ii) second, Individual Unitholder Registrable Securities and other securities with respect to which the Partnership has granted registration rights in accordance with Section 1(g) hereof requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of such securities owned by each such holder; provided, that the Individual Unitholder Registrable Securities to be included pursuant to this clause (ii) shall not be entitled to participate in any such registration to the extent that the managing underwriter(s) shall determine in good faith, that the participation of the Individual Unitholders would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Partnership shall include in such registration that number of shares of Individual Unitholder Registrable Securities covered in this clause (ii) which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration; and (iii) third, if and only if all of the Registrable Securities referred to in clauses (i) and (ii) have been included, the number of any other securities (excluding, for the avoidance of doubt, any primary securities to be registered to the Partnership) eligible for inclusion that, in the opinion of the managing underwriter(s), can be sold without having such adverse effect in such registration or offering.

(e)    Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by PSP.

(f)      Other Registrations. If the Partnership has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned or all shares offered thereunder have been sold, the Partnership shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration, except as PSP may otherwise agree.

3.       Holdback Agreements; Transfers; Legends.

(a)     Each holder of Registrable Securities agrees that in connection with the IPO and any Demand Registration or Piggyback Registration that is an underwritten public offering of the Partnership's equity securities and in which Registrable Securities are included, such holder shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144 under the Securities Act), directly or indirectly, any equity securities of the Partnership (including equity securities of the Partnership that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, "Securities"), or any securities, options, or rights convertible into or exchangeable or exercisable for Securities (collectively, "Other Securities") (other than a Transfer (x) by an Investor to one or more of its Affiliates and/or Permitted Transferees or (y) pursuant to a conversion in accordance with Section 12.1 of the LP Agreement), (ii) enter into a transaction which would have the same effect as any action described in clause (i) of this Section 3(a), (iii) enter into any swap, hedge or other arrangement that Transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities, Other Securities, in cash or otherwise, or (iv) publicly disclose the intention to enter into any transaction described in clauses (i), (ii) or (iii) of this Section 3(a), from the date on which the Partnership gives notice to the holders of Registrable Securities that a preliminary Prospectus has been circulated for such underwritten public offering to the date that is 180 days following the date of the final Prospectus for such underwritten public offering in the case of the IPO or 90 days following the date of the final Prospectus for such underwritten public offering following the IPO (or, in each case, such shorter period as agreed to by the managing underwriter(s)), unless the managing underwriter(s) otherwise agrees in writing, in which case such agreement will apply to the holders of Investor Registrable Securities on a pro rata basis. The Partnership may impose stop transfer instructions with respect to its securities that are subject to the foregoing restriction until the end of such period.

(b)     The Partnership (i) shall not effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) unless the managing underwriter(s) otherwise agrees and, (ii) to the extent not inconsistent with applicable law, except as otherwise consented to by PSP, shall cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for equity securities purchased from the Partnership at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriter(s) otherwise agrees and such agreement permits all holders of Investor Registrable Securities to sell a pro rata amount of securities.

(c)    Lockup Agreements. In connection with any underwritten public offering of the Partnership's equity securities, each holder of Registrable Securities agrees to enter into any holdback, lockup or similar agreement requested by the managing underwriter(s) in a similar form as that which PSP enters into.

(d)     Permitted Transfer. Notwithstanding anything to the contrary herein, except in the case of (i) a Transfer to the Partnership, (ii) a Transfer by PSP or an Other Investor to its direct or indirect equityholders in connection with a pro rata in-kind distribution thereto, (iii) a public sale permitted hereunder, (iv) a sale to the public pursuant to an offering registered under the Securities Act or a sale to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (v) a Transfer pursuant to Section 8.1(c) of the LP Agreement, or (vi) a Transfer in connection with an Approved Sale (each of clauses (i) through (vi), a "Permitted Transfer"), no holder shall Transfer any Registrable Securities. Prior to Transferring any Registrable Securities to any Person in connection with a Permitted Transfer (including by operation of law), the holder making such Transfer shall cause the prospective transferee to execute and deliver to the Partnership a counterpart of this Agreement thereby agreeing to be bound by the terms hereof. Any Transfer or attempted Transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Partnership shall not record such Transfer on its books or treat any purported transferee of such securities as the owner of such securities for any purpose. Whether or not any such transferee has executed a counterpart hereto, such transferee shall be subject to the obligations of the transferor hereunder. The provisions of this Section 3(d) shall terminate upon a Sale of the Partnership.

(e)     Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the Transfer of any such Registrable Securities (unless such securities are permitted to be Transferred pursuant to this Agreement and would no longer be Registrable Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 23, 2021 AMONG THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND CERTAIN OF THE ISSUER'S SECURITYHOLDERS, AS AMENDED. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

4.       Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Partnership shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Partnership shall as expeditiously as possible:

(a)      prepare and file (or submit confidentially to) with the Securities and Exchange Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective (provided that at a reasonable time before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Partnership shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)      notify in writing each holder of Registrable Securities of the effectiveness of each Registration Statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)      furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)      use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Partnership shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)      promptly notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Partnership shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)      cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Partnership are then listed;

(g)     cooperate with each holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made by the Financial Industry Regulatory Authority;

(h)     provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(i)     enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(j)      make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Partnership, and cause the Partnership's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(k)      otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Partnership's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)      permit any holder of Registrable Securities which holder, in such holder's sole and exclusive judgment, might be deemed to be an underwriter or a controlling Person of the Partnership, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Partnership in writing, which in the reasonable judgment of such holder and its counsel should be included;

(m)     in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, the Partnership shall use its best efforts promptly to obtain the withdrawal of such order;

(n)     take all reasonable actions to ensure that any Issuer Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(o)     use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(p)     obtain a cold comfort letter from the Partnership's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such Registration Statement); and

(q)    provide a legal opinion of the Partnership's outside counsel, dated the effective date of such Registration Statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

5.       Registration Expenses.

(a)     All expenses incident to the Partnership's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Partnership and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Partnership, and all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a "road show" (all such expenses being herein referred to as, "Registration Expenses"), shall be borne as provided in this Agreement, except that the Partnership shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Partnership are then listed or on the NASD automated quotation system.

(b)    In connection with each Demand Registration and each Piggyback Registration, the Partnership shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities (such counsel to be approved by PSP) included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

(c)     To the extent Registration Expenses are not required to be paid by the Partnership, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6.       Indemnification.

(a)     The Partnership agrees to indemnify and hold harmless, to the maximum extent permitted by law, each holder of Registrable Securities, such holder's officers, directors, managers and members and each Person who controls such holder (within the meaning of the Securities Act) (each, a "Holder Indemnified Person") against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses, judgments, taxes, fines, penalties, diminution in value, interest, settlements or other amounts of any kind or nature whatsoever (including all amounts paid in investigation, defense or settlement of the foregoing and consequential damages) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, "Losses") caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Partnership or any of its Subsidiaries including reports and other documents filed under the Securities Exchange Act), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Partnership by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Partnership has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Partnership shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)     In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Partnership in writing such information as the Partnership reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Partnership, its directors and officers and each Person who controls the Partnership (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary of summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Partnership or any of its Subsidiaries including reports and other documents filed under the Securities Exchange Act), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. The Partnership and each holder of Registrable Securities in their capacities as such acknowledge and agree that, unless otherwise expressly agreed in writing by such holder of Registrable Securities, the only information to be furnished to the Partnership for use in any Registration Statement or Prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith shall be statements specifically relating to (i) transactions between such holder and its affiliates, on the one hand, and the Partnership, on the other hand, (ii) the beneficial ownership of equity securities held by such holder and its Affiliates and (iii) the name and address of such holder.

(c)     Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not actually and materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)     The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of securities. The Partnership also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Partnership's indemnification is unavailable for any reason. Such provisions shall provide that the liability amongst the various Persons shall be allocated in such proportion as is appropriate to reflect the relative fault of such Persons in connection with the statements or omissions which resulted in Losses (the relative fault being determined by reference to, among other things, which Person supplied the information giving rise to the untrue statement or omission and each Person's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) and, only if such allocation is not respected at law, would other equitable considerations, such as the relative benefit received by each Person from the sale of the securities, be taken into consideration. Notwithstanding the foregoing, (i) no holder of Registrable Securities shall be required to contribute any amount in excess of the proceeds received by such holder in the transaction at issue and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.       Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Partnership or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Partnership or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

8.       Subsidiary Public Offering. If, after an IPO in which the Registering Entity is a Subsidiary of the Partnership, the Partnership distributes securities of such Subsidiary to unitholders of the Partnership, then the rights and obligations of the Partnership pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Partnership shall cause such Subsidiary to comply with such Subsidiary's obligations under this Agreement.

9.       Definitions.

"Adverse Disclosure" means public disclosure of material, non-public information that (a) would be required to be made in any Registration Statement filed with the Securities and Exchange Commission by the Partnership so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement, and (b) the Partnership has a bona fide business purpose for not disclosing such information publicly.

"Board" means the board of managers of the Partnership.

"Common Stock" means (a) following the organization of a corporation and reorganization or recapitalization of the Partnership into such corporation as provided in Section 12.1 of the LP Agreement, the common equity securities of such corporation and any other class or series of authorized capital stock of such corporation that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such corporation, and (b) any common stock of a Subsidiary of either the Partnership or a corporation referenced in clause (a) distributed by the Partnership or such corporation to its unitholders or shareholders, as applicable.

"Individual Unitholder Registrable Securities" means (a) any shares of Common Stock or Units of the Partnership acquired hereafter from the Partnership by officers, directors or employees of or consultants or other service providers to the Partnership and its Subsidiaries or any other Person who is or becomes a party to this Agreement (other than PSP or an Other Investor), and (b) any other common equity securities issued or issuable with respect to the securities referred to in clause (a) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization.

"Investor Registrable Securities" means, (a) any Common Stock issued or distributed in respect of Units of the Partnership issued to PSP or the Other Investors pursuant to the Investor Purchase Agreement and any other shares of Common Stock or Units of the Partnership acquired by PSP or the Other Investors after the date of this Agreement, and (b) common equity securities of the Partnership or a Subsidiary of the Partnership issued or issuable with respect to the securities referred to in clause (a) of this definition by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

"IPO" means the first underwritten public offering and sale of Common Stock for each pursuant to an effective Registration Statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

"Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

"Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

"Registering Entity" means the Partnership or, if the entity registering in connection with the IPO is a Subsidiary or a successor by merger, acquisition, reorganization, conversion or otherwise, of the Partnership, such other entity.

"Registrable Securities" means Investor Registrable Securities and Individual Unitholder Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Investor Registrable Securities or Individual Unitholder Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (b) repurchased by the Partnership or members or (c) distributed to the partners of PSP or any Other Investor, unless PSP or such Other Investor determine otherwise. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

"Registration Statement" means any registration statement of the Partnership that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; provided, however, that the term "Registration Statement" without reference to a time includes such Registration Statement as amended by any post-effective amendments as of the time of first contract of sale for the Registrable Securities.

"Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

"Shelf Registration Statement" means a Registration Statement of the Partnership filed with the Securities and Exchange Commission on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act), or (b) if the Partnership is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering all Investor Registrable Securities (a "Shelf Registration"). To the extent that the Partnership is a "well-known seasoned issuer" (as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act), a "Shelf Registration Statement" shall be deemed to refer to an "automatic shelf registration statement", as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

10.     Miscellaneous.

(a)     No Inconsistent Agreements. The Partnership shall not hereafter enter into (i) any agreement with respect to its securities which is inconsistent with or violates the rights granted to PSP in this Agreement or (ii) any agreement which grants registration or other rights similar to those granted herein, without the written consent of PSP.

(b)     Adjustments Affecting Registrable Securities. Without the prior written consent of PSP, the Partnership shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of PSP or the Other Investors to include the Investor Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Investor Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)     Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Partnership, PSP or the other holders of Registrable Securities unless such modification, amendment or waiver is approved in writing by PSP. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)     Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f)     Additional Individual Unitholders. In connection with the issuance of any additional equity securities of the Partnership to Persons providing services to the Partnership or any of its Subsidiaries, the Partnership may permit such Person to become a party to this Agreement and obtain all of the rights and obligations of an "Individual Unitholder" under this Agreement by obtaining an executed counterpart signature page or joinder to this Agreement, and, upon such execution, such Person shall for all purposes be an "Individual Unitholder" party to this Agreement.

(g)     Non-U.S. Registrations. Subject to the Board having approved a registration of Registrable Securities in one or more jurisdictions other than the United States, if the PSP Required Interest so requests (in its sole discretion), the Partnership will use its reasonable best efforts to effect a registration in any such non-U.S. jurisdictions. In such case, the provisions of this Agreement shall apply to any non-U.S. registration mutatis mutandis.

(h)     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(i)      Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile transmission or other electronic means (including .pdf), and each other party may rely on the receipt of such executed documents as if the original had been received.

(j)      Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(k)     Governing Law. This Agreement and all claims, controversies, disputes, actions or proceedings arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction and whether sounding in contract, tort or equity) that would cause the application of the laws (including any statute of limitations) of any jurisdiction other than the State of Delaware.

(l)      Consent to Jurisdiction. EACH OF THE PARTIES (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE DELAWARE STATE COURTS SITTING IN THE COUNTY OF NEW CASTLE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, (II) HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, AND AGREES NOT TO ALLOW ANY OF ITS SUBSIDIARIES TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (III) HEREBY AGREES NOT TO COMMENCE OR MAINTAIN ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OTHER THAN ONE OF THE ABOVE-NAMED COURTS WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS SET FORTH ON THE SIGNATURE PAGES ATTACHED HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH.

(m)   WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE PARTNERSHIP) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

(n)     Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) e-mailed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if e-mailed before 5:00 p.m. prevailing Eastern Time on a Business Day, and otherwise on the next Business Day. Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the Partnership's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(o)     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(p)     Registering Entity. Immediately prior to the consummation of an IPO, if the Registering Entity is not the Partnership (including, by way of example, if the Registering Entity is a corporate successor to the Partnership following a reorganization or conversion of the Partnership pursuant to Section 12.1 of the LP Agreement), the Partnership shall take such actions as may be reasonably necessary to cause the Registering Entity to become a party hereto, with the rights, benefits and obligations of the Partnership hereunder; provided that each party hereto shall, to the extent necessary, as reasonably determined by the Registering Entity, execute a registration rights agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of this Agreement.

(q)     Termination. This Agreement shall terminate with respect to each Investor and be of no further force or effect when there shall no longer be any Registrable Securities outstanding.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SUJA LIFE HOLDINGS, L.P.

By: Suja Life Holdings GP, LLC
Its: General Partner

By:	/s/ Kevin Schwartz
Name:	Kevin Schwartz
Title:	Chief Executive Officer and President

Signature Page to Registration Rights Agreement

PSP:

PSP SUJA LIFE HOLDINGS, L.P.

By: Paine Schwartz Food Chain Fund V GP, L.P. Its: General Partner

By: Paine Schwartz Food Chain Fund V GP, Ltd Its: General Partner

By:	/s/ Kevin Schwartz
Name:	Kevin Schwartz
Title:	Director

Signature Page to Registration Rights Agreement

OTHER INVESTOR:

JAMES BRENNAN

/s/ James Brennan
James Brennan

Notice Information:

Attention:
Email:	[***]

LBL INVESTMENTS

By	/s/ James Brennan
Name:	James Brennan
Title:

Notice Information:

Attention:
Email:	[***]

Signature Page to Registration Rights Agreement

SCHEDULE OF OTHER INVESTORS

On file with the Partnership.